                                                                       (m)(3)(i)

                         AMENDED AND RESTATED SCHEDULE A

                               WITH RESPECT TO THE

               AMENDED AND RESTATED SERVICE AND DISTRIBUTION PLAN

                                       FOR

                                ING MUTUAL FUNDS

                                 CLASS C SHARES

                                                       MAXIMUM COMBINED SERVICE AND
FUND                                                        DISTRIBUTION FEES
----                                          ---------------------------------------------
                                               (as a percentage of average daily net assets)
ING Disciplined International SmallCap Fund                       1.00%
ING Diversified International Fund                                1.00%
ING Emerging Countries Fund                                       1.00%
ING Emerging Markets Fixed Income Fund                            1.00%
ING Foreign Fund                                                  1.00%
ING Global Bond Fund                                              1.00%
ING Global Equity Dividend Fund                                   1.00%
ING Global Value Choice Fund                                      1.00%
ING Greater China Fund                                            1.00%
ING Index Plus International Equity Fund                          1.00%
ING International Capital Appreciation Fund                       1.00%
ING International Real Estate Fund                                1.00%
ING International SmallCap Fund                                   1.00%
ING International Value Choice Fund                               1.00%

Effective Date: December 20, 2006